Exhibit 10.1

                                                                  EXECUTION COPY

                             STOCKHOLDERS' AGREEMENT

           STOCKHOLDERS' AGREEMENT, dated as of March 16, 2005, among SEACOR HOLDINGS INC., a Delaware corporation ("Parent"), SBLK ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), CORBULK LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("LLC") and the stockholders named on Exhibit A hereto (each a "Stockholder").

           WHEREAS, simultaneously herewith, Parent, Merger Sub and LLC are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), with Seabulk International, Inc., a Delaware corporation (the "Company"), which contemplates, among other things, that (i) Merger Sub will merge with and into the Company pursuant to the terms of the Merger Agreement (the "Reverse Merger") and (ii) if required pursuant to the terms of the Merger Agreement, immediately after the Reverse Merger Effective Time and pursuant to the terms and conditions of the Merger Agreement, the surviving corporation of the Reverse Merger will merge with and into LLC; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, whether or not the Merger Agreement shall be in effect from time to time;

           WHEREAS, as of the date hereof, each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") set forth opposite such Stockholder's name on Exhibit A hereto, which represent, in the aggregate, approximately 75% of the issued and outstanding shares of Company Common Stock as of the date hereof (the "Existing Shares"; all such Existing Shares and any additional shares of Company Common Stock hereafter acquired by any Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

           WHEREAS, obtaining Company Stockholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

           WHEREAS, as a condition to the willingness of Parent, Merger Sub and LLC to enter into the Merger Agreement, Parent, Merger Sub and LLC have requested that each Stockholder agree, and in order to induce Parent, Merger Sub and LLC to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement;

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

           SECTION 1.1 Representations and Warranties of the Stockholder. Each Stockholder severally and not jointly represents and warrants to Parent solely with respect to such Stockholder as follows:

           (a) Such Stockholder has the requisite power, authority and legal capacity to enter into and deliver this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by Parent, Merger Sub and LLC, is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except to the extent such enforceability is limited by the Bankruptcy and Equity Exception.

           (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not,
(i) conflict with or violate any Laws or (ii) conflict with or violate any contract or other instrument to which the Stockholder is a party or by which such Stockholder is bound, including, without limitation, any voting agreement, stockholders agreement or voting trust, except for any Liens created hereby or to the extent waived on or prior to the date hereof.

           (c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority except to the extent waived on or prior to the date hereof.

           (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Authority to which such Stockholder is or its assets are subject that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

           (e) Such Stockholder (other than C/R Marine Non-U.S. Partnership, L.P.) is, and at all times has been, a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purposes of owning and operating vessels in the U.S. coastwise trade. None of the Stockholders is a "foreign person" within the meaning of Section 1445 of the Code.


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      (f) Each Stockholder owns beneficially and of record the Existing
Shares set forth opposite such Stockholder's name on Exhibit A hereto, which constitute all of the shares of Company Common Stock owned beneficially and of record by such Stockholder. Such Stockholder has sole voting power, sole power of disposition and all other stockholder rights with respect to all of its Existing Shares, with no restrictions, other than restrictions on voting or disposition pursuant to applicable securities laws or set forth in the Company Stockholders' Agreement, on such Stockholder's rights of voting or disposition pertaining thereto. Such Stockholder has good and valid title to all Existing Shares, free and clear of all Liens (other than any Liens created hereby).

                                   ARTICLE II

                                 NO SOLICITATION

           SECTION 2.1 General. Except to the extent the Company is permitted to do so by the Merger Agreement, Stockholder will not, and will not permit any of its Affiliates, attorneys, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal.

           SECTION 2.2 Notification. Stockholder shall, or shall cause the Company to, promptly advise Parent, orally and in writing, and in no event later than 24 hours after receipt of, any bona fide Takeover Proposal or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of such Person and a description of the material terms and conditions of any Takeover Proposals (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals (and shall provide Parent with copies of any additional written materials received that relate to such proposals).

           SECTION 2.3 Ongoing Discussions. Stockholder shall (and shall cause its Representatives to) immediately cease and cause to be terminated any discussions or negotiations with any Persons being conducted with respect to a Takeover Proposal on the date hereof.

                                   ARTICLE III

  AGREEMENT TO VOTE; RESTRICTIONS ON VOTING AND DISPOSITIONS; IRREVOCABLE PROXY

           SECTION 3.1 Agreement to Vote. So long as this Agreement has not been terminated in accordance with its terms, each Stockholder hereby agrees to vote all of such Stockholder's Existing Shares or execute a written consent in respect thereof, (i) for approval and adoption of the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger


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Agreement, as applicable, at any meeting or meetings of the stockholders of the
Company at which the Merger Agreement or the transactions contemplated thereunder are submitted for the vote of such Stockholder or in any written consent in respect thereof, (ii) against any Takeover Proposal, without regard to any Board recommendation to stockholders concerning such Takeover Proposal, and without regard to the terms of such Takeover Proposal, (iii) against any agreement, amendment of any agreement (including the Company's Certificate of Incorporation or By-Laws), or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the transactions contemplated by the Merger Agreement, other than those specifically contemplated by this Agreement or the Merger Agreement, or
(iv) against any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement. Any such vote shall be cast (or consent shall be given) by Stockholder in accordance with the procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for the purposes of recording such vote (or consent).

           SECTION 3.2 Restrictions on Dispositions. Except as permitted or required by the Merger Agreement, each Stockholder hereby agrees that, without the prior written consent of Parent, such Stockholder shall not, directly or indirectly, sell, offer to sell, give, pledge, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares (collectively, "Transfer") other than to its Affiliates, provided that as a condition to such Transfer, such Affiliate shall execute an agreement that is identical to this Agreement (except to reflect the change of the Stockholder) at which time, such Stockholder's obligations hereunder shall terminated with respect to such Transferred Shares; provided, further, that C/R Marine Coinvestment II, L.P. may Transfer any or all of its Shares to its limited partners, in which event, such limited partners shall not be required to execute an agreement that is identical to this Agreement.

           SECTION 3.3 Irrevocable Proxy. Subject to the last two sentences of this Section 3.3, so long as this Agreement has not been terminated in accordance with its terms, each Stockholder hereby irrevocably appoints Parent or its designee as such Stockholder's agent, attorney and proxy, to vote (or cause to be voted) the Existing Shares owned by such Stockholder in favor of approval of the Merger Agreement and the transactions contemplated by the Merger Agreement. This proxy is irrevocable (so long as this Agreement has not been terminated in accordance with its terms) and coupled with an interest and is granted in consideration of the Company, Parent, Merger Sub and LLC entering into the Merger Agreement. Notwithstanding the foregoing, in the event that this Agreement is terminated in accordance with its terms, such proxy shall be deemed revoked and shall terminate without any further action by the parties hereto. In the event that a Stockholder fails for any reason to vote its Existing Shares in


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accordance with the requirements of Section 3.1 hereof, then the proxyholder shall have the right to vote such Existing Shares in accordance with the provisions of the first sentence of this Section 3.3. Unless this Agreement has been terminated in accordance with its terms, the vote of the proxyholder shall control in any conflict between the vote by the proxyholder of a Stockholder's Existing Shares and a vote by such Stockholder of its Existing Shares.

           SECTION 3.4 Inconsistent Agreements. Each Stockholder hereby agrees that it shall not enter into any agreement, contract or understanding with any Person prior to the termination of the Merger Agreement directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of its Shares in any manner which is inconsistent with this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

           SECTION 4.1 Obligations Several, Not Joint. All obligations, representations and warranties of the Stockholders hereunder shall be several and not joint and in no event shall any Stockholder have any liability for any breach of this Agreement by any other Stockholder.

           SECTION 4.2 Termination. In the event that the Merger Agreement is terminated in accordance with its terms, this Agreement shall terminate without any further action by the parties hereto. This Agreement shall be deemed satisfied in full and terminated upon the consummation of the Reverse Merger or, if applicable, the Mergers.

           SECTION 4.3 Non-Survival. The representations and warranties made herein shall not survive the termination of this Agreement.

           SECTION 4.4 No Limitations on Actions. Each Stockholder signs this Agreement solely in its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Existing Shares; this Agreement shall not limit or otherwise affect the actions of the Stockholder or any Affiliate, employee or designee of the Stockholder or any of its Affiliates in any other capacity, including such person's capacity, if any, as a member of the Board of Directors of the Company; and nothing herein shall limit or affect the Company's rights in connection with the Merger Agreement.

           SECTION 4.5 Severability. If any term or other provision of this Agreement is or is deemed to be invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the terms of this Agreement remain as originally contemplated to the fullest extent possible.


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
           SECTION 4.6 Entire Agreement. This Agreement constitutes the entire understanding between Parent, Merger Sub, LLC and each Stockholder with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between Parent, Merger Sub, LLC and each Stockholder with respect to the subject matter hereof and thereof.

           SECTION 4.7 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

           SECTION 4.8 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

           SECTION 4.9 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Parent.

           SECTION 4.10 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

           SECTION 4.11 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, facsimile transmission, registered or certified mail (postage prepaid, return receipt requested), or courier service providing proof of delivery to the respective parties at the following addresses (or to such other address for a party as shall be specified in a notice given in accordance with this Section 4.9).

                  If to Parent, Merger Sub or LLC:

                           460 Park Avenue
                           12th Floor
                           New York, NY 10022
                           Attention:  President
                           Facsimile:  212-582-8522

                  with copies to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Telecopy No.:  (212) 310-8007
                           Attention:  David E. Zeltner


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                  If to the Stockholders:

                           Nautilus Acquisition, L.P.
                           c/o CSFB Alternative Capital Division
                           11 Madison Avenue
                           16th Floor
                           New York, NY 10010
                           Telecopy No.:  (917) 326-8076
                           Attention:  Benjamin Silbert

                           C/R Marine Non-U.S. Partnership, L.P.
                           C/R Marine Domestic Partnership, L.P.
                           C/R Marine Coinvestment, L.P.
                           C/R Marine Coinvestment II, L.P.
                           c/o Riverstone Holdings, LLC
                           712 Fifth Avenue, 19th Floor
                           New York, New York 10019
                           Telecopy No.:  (212) 993-0077

                           with a copy to:

                           Latham and Watkins
                           55 Eleventh Street, NW
                           Suite 1000
                           Washington, D.C. 20004-1304
                           Telecopy No.:  (202) 637-2112
                           Attention:  David Dantzic

           SECTION 4.12 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

           SECTION 4.13 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.


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           SECTION 4.14 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

           SECTION 4.15 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

           SECTION 4.16 Governing Law.

           (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

           (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

           SECTION 4.17 Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

           SECTION 4.18 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.



                         [Signatures on Following Page.]



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           IN WITNESS WHEREOF, Parent, Merger Sub, LLC and each Stockholder have caused this Agreement to be duly executed as of the date first above written.

                               SEACOR HOLDINGS INC.




                               By:   /s/ Randall Blank
                                    --------------------------------------------
                                    Name:  Randall Blank
                                    Title  Executive Vice President


                               SBLK ACQUISITION CORP.




                               By:   /s/ Randall Blank
                                    --------------------------------------------
                                    Name:  Randall Blank
                                    Title  Vice President


                               CORBULK LLC


                               By:      Seacor Holdings Inc.,
                                        its sole member



                                        By:  /s/ Randall Blank
                                             -----------------------------------
                                             Name:   Randall Blank
                                             Title:  Executive Vice President



                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                          NAUTILUS ACQUISITION, L.P.

                          By:  Nautilus Intermediary, L.P.
                                its General Partner

                                By:  Nautilus AIV, L.P.
                                     its General Partner

                                 By:  Nautilus GP, LLC
                                       its managing general partner

                                   By:  Turnham-Nautilus Holdings, LLC
                                        Class A Member and Authorized Signatory

                                    By: /s/ Robert C. Turnham, Jr.
                                       -----------------------------------------
                                       Name: Robert C. Turnham, Jr.
                                       Title: Member and Authorized Signatory





                          C/R MARINE NON-U.S. PARTNERSHIP, L.P.

                          By:      C/R Marine GP Corp.,
                                   its general partner




                                   By:  /s/ David M. Leuschen
                                        ----------------------------------------
                                        Name:    David M. Leuschen
                                        Title:   Vice President




                                   C/R MARINE DOMESTIC PARTNERSHIP, L.P.

                                   By:      C/R Marine GP Corp.,
                                            its general partner


                                   By:  /s/ David M. Leuschen
                                        ----------------------------------------
                                        Name:   David M. Leuschen
                                        Title:  Vice President



                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                    C/R MARINE COINVESTMENT, L.P.

                                    By:      C/R Marine GP Corp.,
                                             its general partner




                                             By:  /s/ David M. Leuschen
                                                  ------------------------------
                                                  Name:   David M. Leuschen
                                                  Title:  Vice President




                                    C/R MARINE COINVESTMENT II, L.P.

                                    By:      C/R Marine GP Corp.,
                                             its general partner




                                             By:  /s/ David M. Leuschen
                                                  ------------------------------
                                                  Name:    David M. Leuschen
                                                  Title:   Vice President


                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT